TPG Reports First Quarter 2024 Financial Results Quarter Ended March 31, 2024

TPG | 2 ▪ Total assets under management of $224 billion as of March 31, 2024, an increase of 63% compared to $137 billion as of March 31, 2023 ▪ GAAP net income attributable to TPG Inc. of $16 million for the first quarter ended March 31, 2024, with basic net income per share of Class A common stock of $0.09 ▪ Fee-Related Earnings of $182 million for the first quarter ended March 31, 2024, an increase of 84% year-over-year, resulting in a Fee- Related Earnings margin of 40% ▪ After-tax Distributable Earnings of $181 million (or $0.49 per share of Class A common stock) for the first quarter ended March 31, 2024 ▪ Dividend of $0.41 per share of Class A common stock for the first quarter ended March 31, 2024 San Francisco and Fort Worth, Texas – May 8, 2024 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited first quarter 2024 results. TPG issued a full detailed presentation of its first quarter ended March 31, 2024 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com. “TPG’s strong first quarter financial results highlight the significant momentum across our business. Our continued organic growth, along with the strategic acquisition of Angelo Gordon, have driven a step-function change in our scale, diversification, and earnings power,” said Jon Winkelried, Chief Executive Officer. “Our total AUM reached $224 billion at quarter end across private equity, credit, and real estate, and with $51 billion of dry powder to invest in an increasingly active market, we believe we are well-positioned to capitalize on the differentiated opportunities our global investment teams are sourcing.” Dividend TPG has declared a quarterly dividend of $0.41 per share of Class A common stock to holders of record at the close of business on May 20, 2024, payable on June 3, 2024. Conference Call TPG will host a conference call and live webcast at 11:00 am ET. It may be accessed by dialing (800) 245-3047 (US toll-free) or (203) 518-9765 (international), using the conference ID TPGQ124. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG's website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG's website. Shareholders Media Gary Stein Luke Barrett 212-601-4750 415-743-1550 shareholders@tpg.com media@tpg.com TPG Reports First Quarter 2024 Results

TPG | 3 TPG Reports First Quarter 2024 Results About TPG TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $224 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Forward Looking Statements; No Offers; Non-GAAP Information This presentation may contain “forward-looking” statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the acquisition of Angelo Gordon; unexpected costs related to the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks discussed in the Company’s SEC filings. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this presentation and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this presentation speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward- looking statements as representing the views of the Company or its management as of any date subsequent to the date of the presentation. This presentation does not constitute an offer of any TPG Fund. Throughout this presentation, all current period amounts are preliminary and unaudited; totals may not sum due to rounding. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures.

First Quarter 2024 Results

TPG | 5 ▪ Net loss of $9 million for 1Q’24 compared to 1Q’23 net income of $36 million ▪ Net income attributable to TPG Inc. of $16 million for 1Q’24 compared to net income of $25 million in 1Q’23 GAAP Statements of Operations (Unaudited) Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition. 1. Operating profit margin, defined as net income divided by total revenue, was 5.5% for 1Q’23 and (1.1%) for 1Q’24. ($ in thousands, except share and per share amounts) 1Q’23 1Q’24 Revenues Fees and other $ 311,471 $ 512,295 Capital allocation-based income 331,674 311,776 Total revenues 643,145 824,071 Expenses Compensation and benefits: Cash-based compensation and benefits 120,451 206,336 Equity-based compensation 157,293 227,908 Performance allocation compensation 221,341 196,434 Total compensation and benefits 499,085 630,678 General, administrative and other 104,873 151,632 Depreciation and amortization 8,222 32,965 Interest expense 7,418 21,122 Expenses of consolidated Public SPACs 519 — Total expenses 620,117 836,397 Investment income (loss) Net (losses) gains from investment activities 14,816 (5,198) Interest, dividends and other 7,971 12,904 Investment and other income of consolidated Public SPACs 1,962 — Total investment income 24,749 7,706 (Loss) income before income taxes 47,777 (4,620) Income tax expense 12,103 4,386 Net (loss) income(1) 35,674 (9,006) Net income attributable to redeemable equity in Public SPACs 1,529 — Net loss attributable to non-controlling interests in TPG Operating Group (25,492) (55,037) Net income attributable to other non-controlling interests 34,582 30,512 Net income attributable to TPG Inc. $ 25,055 $ 15,519 Net income (loss) per share data: Net income (loss) available to Class A common stock per share Basic $ 0.27 $ 0.09 Diluted $ (0.01) $ (0.11) Weighted-average shares of Class A common stock outstanding Basic 79,499,319 89,113,782 Diluted 309,140,849 364,350,918

TPG | 6 Operating Metrics ($B) Non-GAAP Financial Measures ($M) First Quarter and Last Twelve Months Highlights 1Q’23 1Q’24 1Q’23 LTM 1Q’24 LTM Fee-Related Revenues ("FRR") $265 $451 $1,111 $1,523 Fee-Related Earnings (“FRE”) 99 182 461 689 Realized Performance Allocations, Net 5 32 165 101 After-Tax Distributable Earnings (“After-tax DE”) 88 181 589 678 1Q’23 4Q’23 1Q’24 Assets Under Management (“AUM”) $137.1 $221.6 $223.6 Fee Earning Assets Under Management (“FAUM”) 78.8 136.8 137.0 Net Accrued Performance 0.7 0.9 0.9 Available Capital 42.7 51.3 51.2 1Q’23 1Q’24 1Q’23 LTM 1Q’24 LTM Capital Raised $2.0 $4.7 $26.6 $18.4 Capital Invested 2.3 6.5 14.4 26.4 Realizations 2.1 4.9 11.4 13.0 ▪ 1Q’24 FRR of $451 million increased 70% versus 1Q’23, with 1Q’24 FRE of $182 million and 1Q’24 After- tax DE of $181 million ▪ Total AUM of $224 billion, up 63% in the last twelve months; Fee Earning AUM of $137 billion, up 74% during the same period Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.

Non-GAAP Financial Measures

- FRE increased 84% from $99 million in 1Q'23 to $182 million in 1Q'24; FRE margin increased to 40% in 1Q'24 compared to 37% in 1Q'23
- After-tax DE of $181 million in 1Q'24, an increase from $88 million in 1Q'23, primarily driven by FRE and realized performance allocations, net

($ in thousands)	1Q'23	1Q'24	1Q'23 LTM	1Q'24 LTM
Fee-Related Revenues				
Management fees	$ 247,998	$ 402,684	$ 975,127	$ 1,333,407
Fee-related performance revenues	—	3,875	5,183	5,517
Transaction, monitoring and other fees, net	4,672	34,155	81,811	137,196
Other income	12,783	10,494	48,806	46,889
Fee-Related Revenues	**265,453**	**451,208**	**1,110,926**	**1,523,010**
Fee-Related Expenses				
Cash-based compensation and benefits, net	100,155	181,683	394,936	533,798
Fee-related performance compensation	—	1,938	—	3,339
Operating expenses, net	66,014	85,216	254,841	296,454
Fee-Related Expenses	**166,169**	**268,837**	**649,777**	**833,591**
Fee-Related Earnings	**99,284**	**182,371**	**461,151**	**689,419**
Realized performance allocations, net	5,025	31,552	165,216	100,554
Realized investment income and other, net[(1)]	(5,175)	(9,315)	29,570	(51,381)
Depreciation expense	(1,131)	(5,615)	(4,149)	(11,073)
Interest expense, net	(1,033)	(9,987)	(10,398)	(7,553)
Distributable Earnings	**96,970**	**189,006**	**641,390**	**719,966**
Income taxes	(9,128)	(8,381)	(52,318)	(41,876)
After-Tax Distributable Earnings	**$ 87,842**	**$ 180,625**	**$ 589,072**	**$ 678,091**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.
See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.
1. Realized investment income and other, net includes activity considered non-core to our Fee-Related Earnings operations, including expenses related to the Acquisition of $8 million and $51 million in 1Q'24 and 1Q'24 LTM, respectively.

TPG | 7

TPG | 8 $99 $182 1Q’23 1Q’24 $461 $689 1Q’23 LTM 1Q’24 LTM $975 $1,333 $408 $543 $145 $158$185 $203 $125 $86 $167 $143 $70 $76 1Q’23 LTM 1Q’24 LTM $248 $403 $106 $135 $37 $40$47 $48 $75 $52 $41 $34 $17 $19 1Q’23 1Q’24 ▪ 1Q’24 FRR increased 70% over 1Q’23, primarily driven by TPG AG, an increase in capital markets fees, and catch-up management fees ▪ Fee-Related Expenses in 1Q’24 increased 62% over 1Q’23, primarily due to the addition of TPG AG ▪ 1Q’24 FRE margin of 40%, an increase from 37% in 1Q’23; 1Q’24 LTM FRE margin of 45% Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Catch-up management fees totaled $5 million and $19 million for 1Q’23 and 1Q’24, respectively. Fee-Related Earnings Management Fees by Platform(1) ($M) ($M) +62% Capital Growth Impact TPG AG Credit +37% TPG AG Real Estate Real Estate Market Solutions Fee-Related Earnings

TPG | 9 $88 $181 1Q’23 1Q’24 $589 $678 1Q’23 LTM 1Q’24 LTM Distributable Earnings ▪ After-tax DE increased from $88 million in 1Q’23 to $181 million for 1Q’24, primarily due to an increase in Fee-Related Earnings and realized performance allocations, net After-Tax DE ($M) Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. Distributable Earnings Mix FRE All Other Sources of Pre-tax DE 105% 96% 4% 4Q’23 1Q’24

TPG | 10 Capital $73 Growth $1 Impact $12 TPG AG Credit $7 TPG AG Real Estate $— Real Estate $— Market Solutions $7 1Q’24 LTM Realized Performance Allocations, Net Capital $18Impact $12 TPG AG Credit $2 TPG AG Real Estate $— ▪ Realized performance allocations, net were $32 million in 1Q’24, primarily driven by TPG VIII and Asia VII in the Capital platform, Rise Climate in the Impact platform, and MMDL III in TPG AG Credit ▪ Realized performance allocations, net for 1Q’24 LTM were $101 million, primarily driven by TPG AAF and TPG VIII in the Capital platform and Rise Climate in the Impact platform Realized Performance Allocations, Net 1Q’24 Realized Performance Allocations, Net ($M) ($M) Total $101 Total $32 Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions <$1 <$1 Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition. <$1

Net Accrued Performance

	Investment Appreciation / (Depreciation)	
Platform	**1Q'24**	**1Q'24 LTM[(1)]**
Capital	1.6%	6.2%
Growth	3.2%	7.8%
Impact	1.9%	11.7%
TPG AG		
TPG AG Credit	*3.4%*	*15.0%*
TPG AG Real Estate	*0.4%*	*1.0%*
Real Estate	3.6%	1.0%
Market Solutions[(2)]	4.3%	6.4%

	Loan Level Return	
CLOs	**1Q'24**	**1Q'24 LTM[(1)]**
U.S. CLOs	2.4%	14.1%
European CLOs	1.9%	11.9%

1Q'24 Net Accrued Performance

($M)



$17
$23
$93
$76
Total
$915
$405
$100
$201
Capital
TPG AG Credit
Market Solutions
Growth
TPG AG Real Estate
Impact
Real Estate

1Q'24 Net Accrued Performance Walk

($M)



$891
+$56
($32)
$915
4Q'23
Value Creation & Other
Realized Gains
1Q'24

Net Accrued Performance by Fund Vintage *($M)*	**4Q'23**	**1Q'24**
2017 & Prior	$363	$343
2018	77	81
2019	269	272
2020	104	114
2021	56	63
2022	22	42
Total	**$891**	**$915**

1. All 1Q'24 LTM figures, including for TPG AG, cover 4/1/23 to 3/31/24.
2. Due to the nature of their strategy, Appreciation / (Depreciation) in the Market Solutions platform above includes information for certain funds as of December 31, 2023. Accordingly, those funds' performance information does not reflect any fund activity for the quarter ended March 31, 2024 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended March 31, 2024 will be reflected in the performance information presented in future reporting.

TPG | 11

TPG | 12 GAAP Balance Sheet (Unaudited) ▪ Cash increased to $1.1 billion at the end of 1Q’24 primarily resulting from the net proceeds of our Senior and Subordinated notes offerings after repaying the outstanding borrowings under our Senior Unsecured Revolving Credit Facility and Senior Unsecured Term Loan; debt obligations driven by the Senior and Subordinated notes offerings rose to $1.2 billion ▪ Investments increased $0.1 billion from $6.7 billion in 4Q’23 to $6.8 billion in 1Q’24 1. Includes TPG Inc. Class A and B common stock as well as additional paid-in-capital and retained earnings. ($ in thousands) 4Q’23 1Q’24 Assets Cash and cash equivalents $ 665,188 $ 1,090,713 Investments 6,724,112 6,834,809 Other assets 894,785 955,892 Intangible assets and goodwill 1,085,587 1,058,035 Total assets 9,369,672 9,939,449 Liabilities and equity Liabilities Debt obligations 945,052 1,229,230 Accrued performance allocation compensation 4,096,052 4,144,452 Other liabilities 967,434 1,269,449 Total liabilities 6,008,538 6,643,131 Equity TPG Inc.(1) 579,157 720,358 Other non-controlling interests 2,781,977 2,575,960 Total equity 3,361,134 3,296,318 Total liabilities and equity $ 9,369,672 $ 9,939,449

TPG | 13 Non-GAAP Balance Sheet ▪ Cash and cash equivalents of $291 million at the end of 1Q’24 ▪ At the end of 1Q’24, our net debt(1) was $959 million and our undrawn Senior Unsecured Revolving Credit Facility capacity was $1.2 billion(2) ▪ Our borrowings include Senior and Subordinated notes with a principal amount of $1.0 billion and securitized notes with a principal amount of $250 million (which are backed by $591 million in pledged assets as of 1Q’24) See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Net debt comprised of $1.3 billion in debt principal less $291 million of cash and cash equivalents. 2. In 1Q’24, we repaid the amounts borrowed on our line of credit in 4Q’23. ($ in thousands) 4Q’23 1Q’24 Book Assets Cash and cash equivalents $ 105,480 $ 290,880 Net accrued performance 891,455 914,518 Investments in funds 877,802 900,986 Intangible assets and goodwill 1,007,899 983,900 Other assets 679,638 821,048 Total Book Assets 3,562,274 3,911,332 Book Liabilities Accounts payable, accrued expenses and other 296,147 418,143 Debt obligations 945,052 1,229,230 Total Book Liabilities 1,241,199 1,647,373 Net Book Value $ 2,321,075 $ 2,263,959

Operating Metrics

TPG | 15 $79 $137 $36 $39 $11 $12 $13 $14 $41 $14 $13 $12 $6 $6 1Q’23 1Q’24 $137 $224 $68 $71 $24 $27 $17 $19 $61 $19 $19 $18 $9 $8 1Q’23 1Q’24 Assets Under Management and Fee Earning AUM ▪ 1Q’24 AUM rose 63% over 1Q’23 to $223.6 billion, primarily driven by the inclusion of TPG AG following the Acquisition ▪ Over the last twelve months, capital raised totaled $18.4 billion, including $2.7 billion in TPG IX and $1.6 billion in THP II within the Capital platform; realizations totaled $13.0 billion over the same period ▪ 1Q’24 FAUM increased 74% over 1Q’23 to $137.0 billion, primarily due to the addition of TPG AG Assets Under Management Fee Earning AUM ($B) ($B) +63% +74% Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.

TPG | 16 27% 34% 28% 2% 8% —% 20% 67% 5% 8% 22% 68% 2% 8% FAUM by Remaining Duration Assets Under Management and Fee Earning AUM Duration AUM by Duration at Inception For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9. 1. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of March 31, 2024. 2. Defined as the number of years between March 31, 2024 and contractual fund winddown, prior to any available extensions. ▪ At the end of 1Q’24, approximately 72% of our AUM and 70% of our FAUM was in perpetual or long-dated funds with a duration(1) of 10 or more years (prior to any available extensions) ▪ At the end of 1Q’24, approximately 64% of our FAUM had a remaining lifespan(2) of 5 or more years, with 30% in vehicles that have 10 or more years remaining (including those considered perpetual) Total $224B Total $137B FAUM by Duration at Inception Total $137B ~70% ~64%~72% 0-4 Years 5-9 Years 10+ Years Perpetual Capital Subject to Periodic Redemption <1

AUM Subject to Fee Earning Growth

- AUM Subject to Fee Earning Growth totaled $25.0 billion at the end of 1Q'24 and includes AUM Not Yet Earning Fees (capital commitments that generate new management fees once deployed) and FAUM Subject to Step-Up (capital commitments that generate a higher rate of management fees as deployed or over time)
- At the end of 1Q'24, our AUM Subject to Fee Earning Growth represents 18% of FAUM and the potential fee-related revenue opportunity associated with both AUM Not Yet Earning Fees and FAUM Subject to Step-Up is estimated at approximately $126 million annually[1]

AUM Not Yet Earning Fees

($B)



Market Solutions
$0.4
Real Estate
$2.5
TPG AG
Real Estate
$1.3
TPG AG Credit
$3.8
Impact
$0.1
Growth
$2.8
Capital
$3.1
Total
$14

FAUM Subject to Step-Up

($B)



Capital
$1.5
TPG AG
Real Estate
$2.7
TPG AG Credit
$6.8
Total
$11

Capital | Growth | Impact | TPG AG Credit | TPG AG Real Estate | Real Estate | Market Solutions

1. Represents the sum of the gross revenue opportunity for each fund with AUM Subject to Fee Earning Growth. For AUM Not Yet Earnings Fees, this is calculated as the incremental amount of uncalled capital that would be called to achieve an expected range of total deployment, factoring in leverage where applicable, multiplied by the fee rate that we anticipate would be earned on such capital. For FAUM Subject to Step Up, this is calculated as the increase to management fees from either (i) certain funds whose fee rates increase as capital is deployed or (ii) certain funds where fee rates increase for certain investors over the life of the fund.

TPG | 17

TPG | 18 Capital $57.3 Growth $21.3 Impact $13.6 TPG AG Credit $41.3 TPG AG Real Estate $8.7 Real Estate $3.8 Market Solutions $6.5 Capital $57.6 Growth $23.8 Impact $17.3 TPG AG Credit $51.4 TPG AG Real Estate $18.6 Real Estate $17.3 Market Solutions $7.0 ▪ Performance Eligible AUM refers to AUM that is currently producing, or may eventually produce, performance revenues, and totaled $192.9 billion, or 86% of total AUM, at the end of 1Q’24 ▪ Performance Generating AUM refers to AUM that is currently producing performance revenues, and totaled $152.5 billion, or 68% of total AUM, at the end of 1Q’24 Performance Eligible AUM Performance Generating AUM ($B) ($B) Total $193 Total $153 Performance Eligible and Generating AUM Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

AUM Rollforward

- AUM increased 1% during 1Q’24 and $86.5 billion, or 63%, over the last twelve months
- The AUM change in 1Q’24 was primarily driven by capital raised of $4.7 billion and net increases in investment value of $2.6 billion, partially offset by realizations totaling $4.9 billion
- AUM growth for the last twelve months was primarily driven by the Acquisition plus $18.4 billion of capital raised, including $9.3 billion in the Capital platform and $2.8 billion in TPG AG Credit, partially offset by $13.0 billion of realizations

Three Months Ended March 31, 2024					TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact		Credit	Real Estate	Real Estate	Market Solutions	Total
AUM									
Balance as of Beginning of Period	$ 71,310	$ 26,516	$ 19,079		$ 59,631	$ 18,268	$ 17,940	$ 8,880	$ 221,623
Capital Raised	1,303	435	78		2,134	632	—	78	4,660
Realizations	(1,906)	(240)	(639)		(1,444)	(503)	(63)	(90)	(4,885)
Outflows[1]	—	—	—		(171)	—	—	(276)	(448)
Changes in Investment Value and Other[2]	711	605	657		1,166	158	(310)	(345)	2,643
AUM as of end of period	**$ 71,418**	**$ 27,316**	**$ 19,175**		**$ 61,316**	**$ 18,555**	**$ 17,567**	**$ 8,246**	**$ 223,593**

Twelve Months Ended March 31, 2024				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
AUM								
Balance as of Beginning of Period	$ 67,712	$ 23,587	$ 17,408	$ —	$ —	$ 19,336	$ 9,099	$ 137,142
Acquisition	—	—	—	57,390	17,915	—	—	75,305
Capital Raised	9,327	2,710	765	2,828	1,002	943	803	18,378
Realizations	(6,985)	(757)	(883)	(2,085)	(796)	(1,123)	(357)	(12,986)
Outflows[1]	—	—	—	(200)	—	—	(1,241)	(1,441)
Changes in Investment Value and Other[2]	1,363	1,776	1,885	3,384	433	(1,589)	(58)	7,194
AUM as of end of period	**$ 71,418**	**$ 27,316**	**$ 19,175**	**$ 61,316**	**$ 18,555**	**$ 17,567**	**$ 8,246**	**$ 223,593**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.
1. Outflows represent redemptions and withdrawals.
2. Changes in investment value and other consists of changes in fair value, capital invested, available capital, and net fund-level asset related leverage activity plus other investment activities.

TPG | 19

FAUM Rollforward

- FAUM remained relatively flat in 1Q’24, with fee earning capital raised of $1.5 billion, offset by reductions in fee bases of certain funds totaling $0.5 billion and outflows of $0.4 billion
- In the last twelve months FAUM increased 74%, primarily driven by the Acquisition and fee earning capital raised of $9.8 billion, partially offset by reductions in fee bases of certain funds totaling $2.9 billion and outflows of $1.4 billion

Three Months Ended March 31, 2024				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
FAUM								
Balance as of Beginning of Period	$ 38,972	$ 12,339	$ 13,727	$ 40,005	$ 14,035	$ 11,298	$ 6,419	$ 136,794
Fee Earning Capital Raised[1]	570	405	—	303	184	—	78	1,540
Net Change in Investment Activity[2]	(665)	17	(79)	794	(201)	241	(514)	(407)
Outflows[3]	—	—	—	(171)	—	—	(249)	(420)
Reduction in Fee Base of Certain Funds[4]	—	(548)	—	—	—	—	—	(548)
FAUM as of end of period	**$ 38,877**	**$ 12,214**	**$ 13,648**	**$ 40,930**	**$ 14,017**	**$ 11,539**	**$ 5,734**	**$ 136,959**

Twelve Months Ended March 31, 2024				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
FAUM								
Balance as of Beginning of Period	$ 35,678	$ 11,084	$ 12,984	$ —	$ —	$ 13,400	$ 5,699	$ 78,845
Acquisition	—	—	—	38,319	13,305	—	—	51,624
Fee Earning Capital Raised[1]	5,449	1,710	1,017	449	436	16	675	9,753
Net Change in Investment Activity[2]	(2,250)	278	23	2,359	276	(174)	554	1,065
Outflows[3]	—	—	—	(196)	—	—	(1,195)	(1,391)
Reduction in Fee Base of Certain Funds[4]	—	(858)	(376)	—	—	(1,703)	—	(2,937)
FAUM as of end of period	**$ 38,877**	**$ 12,214**	**$ 13,648**	**$ 40,930**	**$ 14,017**	**$ 11,539**	**$ 5,734**	**$ 136,959**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.
1. Fee Earning Capital Raised represents capital raised by our funds for which management fees calculated based on commitments or subscriptions were activated during the period.
2. Net Change in Investment Activity includes capital called during the period, net of return of capital distributions and changes in net asset value of hedge funds. It also includes adjustments related to funds with a fee structure based on cost or value of investments.
3. Outflows represent redemptions and withdrawals.
4. Reduction in fee base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.

TPG | 20

Other Operating Metrics

- At the end of 1Q'24, we had $51.2 billion of capital available for deployment; we have invested approximately $26.4 billion during the last twelve months

(All tables in $M)

Capital Raised	1Q'23	1Q'24	1Q'23 LTM	1Q'24 LTM
Capital	$ 1,023	$ 1,303	$ 16,109	$ 9,327
Growth	398	435	2,556	2,710
Impact	360	78	3,448	765
TPG AG				
TPG AG Credit	—	*2,134*	—	*2,828*
TPG AG Real Estate	—	*632*	—	*1,002*
Real Estate	51	—	2,782	941
Market Solutions	193	78	1,706	804
Total	**$ 2,025**	**$ 4,660**	**$ 26,601**	**$ 18,377**

Available Capital	1Q'23	1Q'24
Capital	$ 20,154	$ 17,441
Growth	4,467	4,981
Impact	6,750	4,710
TPG AG		
TPG AG Credit	—	*7,595*
TPG AG Real Estate	—	*7,617*
Real Estate	8,778	7,262
Market Solutions	2,502	1,641
Total	**$ 42,651**	**$ 51,247**

Capital Invested	1Q'23	1Q'24	1Q'23 LTM	1Q'24 LTM
Capital	$ 341	$ 771	$ 4,791	$ 10,418
Growth	242	493	2,923	2,448
Impact	1,160	396	3,299	3,145
TPG AG				
TPG AG Credit	—	*3,118*	—	*6,199*
TPG AG Real Estate	—	*518*	—	*840*
Real Estate	363	1,065	2,730	2,543
Market Solutions	145	108	613	843
Total	**$ 2,251**	**$ 6,469**	**$ 14,356**	**$ 26,436**

Realizations	1Q'23	1Q'24	1Q'23 LTM	1Q'24 LTM
Capital	$ 1,191	$ 1,906	$ 7,080	$ 6,985
Growth	233	240	2,204	757
Impact	57	639	341	883
TPG AG				
TPG AG Credit	—	*1,444*	—	*2,085*
TPG AG Real Estate	—	*503*	—	*796*
Real Estate	643	63	1,403	1,124
Market Solutions	11	90	358	355
Total	**$ 2,135**	**$ 4,885**	**$ 11,386**	**$ 12,985**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.

TPG | 21

Supplemental Details

GAAP and Non-GAAP Performance Allocations

($ in thousands)		Three Months Ended March 31, 2024 GAAP Total[(1)]		Less: GAAP Unrealized		GAAP Realized		Less: Non-GAAP Adjustments[(2)]		Non-GAAP Realized
Capital	$	70,574	$	(16,331)	$	86,905	$	68,632	$	18,273
Growth		106,621		106,621		—		—		—
Impact		20,729		(34,315)		55,044		43,426		11,618
TPG AG										
TPG AG Credit		*101,728*		*94,776*		*6,952*		*5,336*		*1,616*
TPG AG Real Estate		*(21,901)*		*(22,126)*		*225*		*180*		*45*
Real Estate		26,892		(22,787)		49,679		49,679		—
Market Solutions		(15,000)		(15,000)		—		—		—
Total	**$**	**289,643**	**$**	**90,838**	**$**	**198,805**	**$**	**167,253**	**$**	**31,552**

($ in thousands)		Last Twelve Months Ended March 31, 2024 GAAP Total[(1)]		Less: GAAP Unrealized		GAAP Realized		Less: Non-GAAP Adjustments[(2)]		Non-GAAP Realized
Capital	$	275,666	$	(80,130)	$	355,796	$	283,010	$	72,786
Growth		184,047		145,927		38,120		37,078		1,042
Impact		158,124		99,846		58,278		45,977		12,301
TPG AG										
TPG AG Credit		*241,093*		*150,904*		*90,189*		*83,021*		*7,168*
TPG AG Real Estate		*(33,939)*		*(36,038)*		*2,099*		*1,665*		*434*
Real Estate		(38,198)		(89,195)		50,997		50,733		264
Market Solutions		(4,609)		(37,407)		32,798		26,239		6,559
Total	**$**	**782,184**	**$**	**153,907**	**$**	**628,277**	**$**	**527,723**	**$**	**100,554**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.
1. Includes certain TPG Operating Group Excluded entities whose performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 23

GAAP and Non-GAAP Net Accrued Performance

As of December 31, 2023					TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact		Credit	Real Estate	Real Estate	Market Solutions	Total
GAAP Total	$ 2,683	$ 1,420	$ 542		$ 294	$ 510	$ 125	$ 91	$ 5,665
Less: Excluded Assets[1]	59	268	—		—	—	67	—	394
Less: Non-GAAP Adjustments[2]	2,220	967	435		235	413	46	64	4,380
Non-GAAP Total	**$ 404**	**$ 185**	**$ 107**		**$ 59**	**$ 97**	**$ 12**	**$ 27**	**$ 891**

As of March 31, 2024					TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact		Credit	Real Estate	Real Estate	Market Solutions	Total
GAAP Total	$ 2,667	$ 1,526	$ 508		$ 388	$ 488	$ 102	$ 76	$ 5,755
Less: Excluded Assets[1]	61	285	—		—	—	17	—	363
Less: Non-GAAP Adjustments[2]	2,201	1,040	408		312	395	68	53	4,477
Non-GAAP Total	**$ 405**	**$ 201**	**$ 100**		**$ 76**	**$ 93**	**$ 17**	**$ 23**	**$ 915**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 24

TPG | 25 Participating Shares Outstanding (shares) 12/31/2023 Net Change 3/31/2024 Net Change Estimated Record Date 5/20/2024(1) TPG Inc. Diluted Shares Outstanding Class A common stock outstanding 80,596,501 20,130,277 100,726,778 87,965 100,814,743 Common Units exchangeable into Class A common stock 281,657,626 (17,704,987) 263,952,639 — 263,952,639 Diluted Class A common stock outstanding 362,254,127 2,425,290 364,679,417 87,965 364,767,382 Restricted Stock Units Special Purpose Awards 18,914,452 (1,979,172) 16,935,280 Ordinary Service Awards(2) 4,478,010 2,636,717 7,114,727 Total participating shares outstanding(3) 385,646,589 3,082,835 388,729,424 ▪ In February 2024 we issued 17,704,987 shares of Class A common stock to certain holders of Common Units in exchange for an equal number of their Common Units 1. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-Tax DE and all holders of Class A common stock at record date will be entitled to our dividend. 2. Includes 3,625 Restricted Stock Units that have vested but have not yet been settled. 3. Excludes Executive Market Condition and Ordinary Performance Condition Awards, which are not considered participating as they either accrue dividends to be paid only upon vesting or do not participate in dividends.

FRE, After-Tax DE, and Dividends Per Class A Common Stock

- FRE attributable to TPG Inc. of $0.50 per share for 1Q'24 and $2.06 per share for 1Q'24 LTM
- After-tax DE attributable to TPG Inc. of $0.49 per share for 1Q'24, and $1.82 per share for 1Q'24 LTM
- Declared dividend of $0.41 per share for 1Q'24 on May 8, 2024, with a record date of May 20, 2024 and payable date of June 3, 2024; dividends declared total $1.55 per share for 1Q'24 LTM

($ in thousands, except share and per share amounts)		4Q'23		1Q'24
Fee-Related Earnings attributable to TPG Inc. Class A common stockholders				
Total Fee-Related Earnings[1]	$	225,551	$	182,371
Percent to TPG Inc.[2]		24%		28%
TPG Inc. Fee-Related Earnings		54,290		50,404
Estimated Class A common stock outstanding at Record Date[3]		83,021,298		100,814,743
TPG Inc. Fee-Related Earnings per Class A common stock	**$**	**0.65**	**$**	**0.50**

($ in thousands, except share and per share amounts)		4Q'23		1Q'24
After-Tax Distributable Earnings attributable to TPG Inc. Class A common stockholders				
Pre-Tax Distributable Earnings	$	215,473	$	189,006
Less: subsidiary-level income taxes[4]		(816)		(7,086)
Distributable Earnings before corporate income taxes		214,657		181,920
Percent to TPG Inc.[2]		24%		28%
TPG Inc. Distributable Earnings before corporate income taxes		51,668		50,279
Less: corporate income taxes attributable to TPG Inc.[4]		(9,011)		(1,295)
TPG Inc. After-tax Distributable Earnings		42,657		48,984
Estimated Class A common stock outstanding at Record Date[3]		83,021,298		100,814,743
TPG Inc. After-tax Distributable Earnings per Class A common stock		**0.51**		**0.49**
Target dividend policy		85%		85%
Dividend per Class A common stock	**$**	**0.44**	**$**	**0.41**
Note: TPG Inc. effective DE corporate income tax rate		*17.4%*		*2.6%*

1. Fee-Related Earnings does not include income tax expense.
2. As of December 31, 2023, TPG Inc. had a 22% ownership of TPG Operating Group; 24% for 4Q'23 reflects a weighted average of the quarter with certain transaction agreement adjustments related to the Acquisition.
3. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-Tax DE and all holders of Class A common stock at record date will be entitled to our dividend.
4. Total income taxes consist of subsidiary-level income taxes at the TPG Operating Group level and corporate income taxes borne by TPG Inc.

($ in thousands)		4Q'23		1Q'24
Subsidiary-level income taxes	$	816	$	7,086
Corporate income taxes		9,011		1,295
Total income taxes	$	9,826	$	8,381

TPG | 26

Equity-Based Compensation Summary

- Equity-based compensation related to TPG Inc. Ordinary Service Awards totaled $21 million in 1Q'24; the total unrecognized compensation expense related to these Awards amounted to $228 million at the end of 1Q'24, and is expected to be recognized over the next 2.9 years[(1)]

($ in millions, except for share and per share amounts, as of March 31, 2024)

Category	Units Outstanding	Compensation Expense QTD	Unrecognized Compensation Expense	Remaining Recognition Period[(1)]
Other Awards:				
Legacy Equity, IPO-Related and Acquisition Awards[(2)]	N/A	$ 165.9	$ 1,941.1	1.0 - 4.8 years
Restricted Stock Units:				
Special Purpose Awards	16,935,280	34.3	439.4	3.9 years
Ordinary Service Awards[(3)]	7,114,727	20.9	227.7	2.9 years
Total	**24,050,007**	**221.1**	**2,608.2**	
Less: Non-employee portion of Awards[(4)]	(179,182)	(0.9)		
Add: Market / Performance Condition Awards[(5)]	4,959,928	3.5		
Add: Other[(6)]	N/A	4.2		
Total Statement of Operations Equity-based compensation		**$ 227.9**		

1. Represents the weighted average remaining recognition period across outstanding Restricted Stock Unit grants.
2. Represents units granted in TPG Partner Holdings, RemainCo Partner Holdings, and other awards granted in conjunction with the IPO. Also includes unvested common units in TPG Operating Group granted in conjunction with the Acquisition.
3. Includes 3,625 Restricted Stock Units that have vested, but have not yet been settled.
4. Considered a General, Administrative and Other expense for GAAP purposes.
5. Market and Performance Condition Awards are not considered participating; these Awards either do not participate in dividends or accrue dividends only to be paid upon vesting. Also includes 116,527 awards that have vested, but have not yet been settled.
6. Represents units granted in TPG RE Finance Trust, Inc. and AG Mortgage Investment Trust, Inc.

TPG | 27

Fund Performance Metrics

($ in millions, as of 3/31/24) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Capital										
Capital Funds										
Air Partners	1993	$ 64	$ 64	$ 697	$ —	$ 697	81%	10.9x	73%	8.9x
TPG I	1994	721	696	3,095	—	3,095	47%	4.4x	36%	3.5x
TPG II	1997	2,500	2,554	5,010	—	5,010	13%	2.0x	10%	1.7x
TPG III	1999	4,497	3,718	12,360	—	12,360	34%	3.3x	26%	2.6x
TPG IV	2003	5,800	6,157	13,733	—	13,733	20%	2.2x	15%	1.9x
TPG V	2006	15,372	15,564	22,071	1	22,072	6%	1.4x	5%	1.4x
TPG VI	2008	18,873	19,220	33,344	215	33,559	14%	1.7x	10%	1.5x
TPG VII	2015	10,495	10,205	19,443	4,491	23,934	26%	2.3x	20%	1.9x
TPG VIII	2019	11,505	10,713	3,894	15,181	19,075	34%	1.8x	23%	1.5x
TPG IX	2022	12,014	4,957	—	5,855	5,855	90%	1.3x	31%	1.1x
Capital Funds		*81,841*	*73,848*	*113,647*	*25,743*	*139,390*	*23%*	*1.9x*	*15%*	*1.6x*
Asia Funds										
Asia I	1994	96	78	71	—	71	(3%)	0.9x	(10%)	0.7x
Asia II	1998	392	764	1,669	—	1,669	17%	2.2x	14%	1.9x
Asia III	2000	724	623	3,316	—	3,316	46%	5.3x	31%	3.8x
Asia IV	2005	1,561	1,603	4,089	—	4,089	23%	2.6x	17%	2.1x
Asia V	2007	3,841	3,257	5,435	133	5,568	10%	1.7x	6%	1.4x
Asia VI	2012	3,270	3,285	3,470	3,311	6,781	15%	2.0x	10%	1.7x
Asia VII	2017	4,630	4,524	2,935	4,812	7,747	19%	1.7x	12%	1.4x
Asia VIII	2022	4,913	2,099	—	2,624	2,624	141%	1.4x	49%	1.1x
Asia Funds		*19,427*	*16,233*	*20,985*	*10,880*	*31,865*	*20%*	*2.0x*	*14%*	*1.6x*
Healthcare Funds										
THP I	2019	2,704	2,405	848	2,954	3,802	29%	1.6x	17%	1.3x
THP II	2022	3,576	1,121	—	1,399	1,399	124%	1.3x	45%	1.1x
Healthcare Funds		*6,280*	*3,526*	*848*	*4,353*	*5,201*	*32%*	*1.5x*	*18%*	*1.3x*
Continuation Vehicles										
TPG AAF	2021	1,317	1,314	2,720	—	2,720	43%	2.1x	37%	1.9x
TPG AION	2021	207	207	—	191	191	(3%)	0.9x	(4%)	0.9x
Continuation Vehicles		*$ 1,524*	*$ 1,521*	*$ 2,720*	*$ 191*	*$ 2,911*	*37%*	*1.9x*	*31%*	*1.7x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 28

Fund Performance Metrics (Cont'd)

($ in millions, as of 3/31/24) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Growth										
Growth Funds										
STAR	2007	$ 1,264	$ 1,259	$ 1,865	$ 40	$ 1,905	13%	1.5x	6%	1.3x
Growth II	2011	2,041	2,185	4,734	621	5,355	22%	2.6x	16%	2.0x
Growth III	2015	3,128	3,377	4,773	2,284	7,057	26%	2.1x	17%	1.7x
Growth IV	2017	3,739	3,612	2,020	4,947	6,967	21%	1.9x	15%	1.5x
Gator	2019	726	686	661	632	1,293	31%	1.9x	24%	1.6x
Growth V	2020	3,558	3,258	448	4,567	5,015	27%	1.5x	18%	1.3x
Growth VI	2023	1,525	420	—	420	420	NM	NM	NM	NM
Growth Funds		*15,981*	*14,797*	*14,501*	*13,511*	*28,012*	*20%*	*1.9x*	*14%*	*1.6x*
Tech Adjacencies Funds										
TTAD I	2018	1,574	1,497	941	1,709	2,650	24%	1.7x	18%	1.5x
TTAD II	2021	3,198	1,868	75	2,170	2,245	16%	1.2x	10%	1.1x
Tech Adjacencies Funds		*4,772*	*3,365*	*1,016*	*3,879*	*4,895*	*22%*	*1.5x*	*16%*	*1.3x*
TDM	2017	1,326	571	—	1,049	1,049	17%	1.8x	13%	1.6x
LSI	2023	367	90	—	95	95	NM	NM	NM	NM
Platform: Impact										
The Rise Funds										
Rise I	2017	2,106	2,004	1,320	2,448	3,768	19%	1.8x	12%	1.5x
Rise II	2020	2,176	1,999	204	2,839	3,043	24%	1.5x	15%	1.3x
Rise III	2022	2,700	1,191	11	1,404	1,415	57%	1.2x	7%	1.0x
The Rise Funds		*6,982*	*5,194*	*1,535*	*6,691*	*8,226*	*21%*	*1.6x*	*13%*	*1.3x*
TSI	2018	333	133	368	—	368	35%	2.8x	25%	2.1x
Evercare	2019	621	435	31	327	358	(5%)	0.8x	(10%)	0.7x
Rise Climate	2021	7,268	4,706	709	5,644	6,353	45%	1.4x	23%	1.2x
TPG NEXT[11]	2023	$ 510	$ 3	$ —	$ 3	$ 3	NM	NM	NM	NM

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 29

Fund Performance Metrics (Cont'd)

($ in millions, as of 3/31/24) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Real Estate										
TPG Real Estate Partners										
DASA RE	2012	$ 1,078	$ 576	$ 1,069	$ —	$ 1,069	21%	1.9x	15%	1.6x
TREP II	2014	2,065	2,213	3,520	59	3,579	28%	1.7x	18%	1.5x
TREP III	2018	3,722	4,192	2,656	2,728	5,384	14%	1.4x	9%	1.2x
TREP IV	2022	6,820	2,403	220	2,272	2,492	4%	1.0x	(36%)	0.8x
TPG Real Estate Partners		*13,685*	*9,384*	*7,465*	*5,059*	*12,524*	*21%*	*1.5x*	*13%*	*1.3x*
TAC+	2021	1,797	916	98	811	909	(1%)	1.0x	(4%)	0.9x
TRECO	2024	378	212	3	212	215	NM	NM	NM	NM
Platform: Market Solutions										
NewQuest Funds										
NewQuest I[11]	2011	390	291	767	—	767	48%	3.2x	37%	2.3x
NewQuest II[11]	2013	310	342	656	104	760	25%	2.3x	19%	1.8x
NewQuest III[11]	2016	541	543	419	424	843	12%	1.6x	8%	1.3x
NewQuest IV[11]	2020	1,000	883	133	1,094	1,227	19%	1.4x	10%	1.2x
NewQuest V[11]	2022	502	279	43	368	411	120%	1.6x	83%	1.5x
NewQuest Funds		*2,743*	*2,338*	*2,018*	*1,990*	*4,008*	*35%*	*1.8x*	*22%*	*1.5x*
TGS[11]	2022	819	272	—	375	375	NM	NM	NM	NM
Platform: TPG Angelo Gordon										
Credit Solutions										
Credit Solutions										
Credit Solutions I	2019	1,805	1,801	1,603	1,053	2,656	17%	1.5x	13%	1.4x
Credit Solutions I Dislocation A	2020	909	602	795	—	795	34%	1.3x	27%	1.3x
Credit Solutions I Dislocation B	2020	308	176	211	—	211	28%	1.2x	21%	1.2x
Credit Solutions II	2021	3,134	2,559	305	2,684	2,989	16%	1.2x	12%	1.1x
Credit Solutions II Dislocation A	2022	1,310	868	268	759	1,027	28%	1.2x	20%	1.1x
Credit Solutions		*7,466*	*6,006*	*3,182*	*4,496*	*7,678*	*19%*	*1.3x*	*14%*	*1.2x*
Essential Housing										
Essential Housing I	2020	642	456	521	56	577	16%	1.3x	12%	1.2x
Essential Housing II	2021	2,534	1,071	58	1,167	1,225	15%	1.2x	11%	1.1x
Essential Housing III		605	—	—	—	—	NM	NM	NM	NM
Essential Housing		*$ 3,781*	*$ 1,527*	*$ 579*	*$ 1,223*	*$ 1,802*	*15%*	*1.3x*	*12%*	*1.2x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 30

Fund Performance Metrics (Cont'd)

($ in millions, as of 3/31/24) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Structured Credit & Specialty Finance										
ABC Fund	2021	$ 1,005	$ 754	$ 40	$ 833	$ 873	18%	1.2x	14%	1.1x
Structured Credit & Specialty Finance		*1,005*	*754*	*40*	*833*	*873*	*18%*	*1.2x*	*14%*	*1.1x*
Middle Market Direct Lending[12]										
MMDL I	2015	594	572	846	—	846	14%	1.6x	10%	1.4x
MMDL II	2016	1,580	1,563	1,706	595	2,301	14%	1.7x	11%	1.5x
MMDL III	2018	2,751	2,548	2,027	1,594	3,621	14%	1.6x	10%	1.4x
MMDL IV	2020	2,671	2,586	545	2,748	3,293	16%	1.4x	12%	1.3x
MMDL IV Annex	2021	797	721	95	745	840	15%	1.3x	11%	1.2x
MMDL V	2022	2,026	695	25	764	789	18%	1.3x	14%	1.2x
Middle Market Direct Lending		*10,419*	*8,685*	*5,244*	*6,446*	*11,690*	*15%*	*1.5x*	*11%*	*1.4x*
U.S. Real Estate										
Realty										
Realty I	1994	30	30	65	—	65	27%	2.2x	20%	1.9x
Realty II	1995	33	33	81	—	81	31%	2.4x	22%	2.2x
Realty III	1997	61	94	120	—	120	5%	1.3x	3%	1.3x
Realty IV	1999	255	332	492	—	492	11%	1.5x	8%	1.5x
Realty V	2001	333	344	582	—	582	32%	1.7x	26%	1.6x
Realty VI	2005	514	558	657	—	657	5%	1.2x	3%	1.1x
Realty VII	2007	1,257	1,675	2,543	1	2,544	17%	1.7x	12%	1.5x
Realty VIII	2011	1,265	2,132	2,767	175	2,942	16%	1.7x	11%	1.5x
Realty IX	2015	1,329	1,976	2,193	297	2,490	9%	1.4x	5%	1.3x
Realty Value X	2018	2,775	4,360	3,556	2,069	5,625	18%	1.4x	12%	1.3x
Realty Value XI	2022	2,589	1,404	475	1,035	1,510	11%	1.1x	(6%)	1.0x
Realty		*10,441*	*12,938*	*13,531*	*3,577*	*17,108*	*15%*	*1.5x*	*10%*	*1.3x*
Core Plus Realty										
Core Plus Realty I	2003	534	532	876	—	876	20%	1.6x	18%	1.5x
Core Plus Realty II	2006	794	1,112	1,456	—	1,456	11%	1.4x	8%	1.3x
Core Plus Realty III	2011	1,014	1,420	2,231	—	2,231	23%	1.8x	19%	1.6x
Core Plus Realty IV	2015	1,308	2,000	1,991	354	2,345	6%	1.3x	3%	1.2x
Core Plus Realty		*$ 3,650*	*$ 5,064*	*$ 6,554*	*$ 354*	*$ 6,908*	*15%*	*1.5x*	*11%*	*1.4x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 31

Fund Performance Metrics (Cont'd)

($ in millions, as of 3/31/24) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Asia Real Estate										
Asia Realty										
Asia Realty I	2006	$ 526	$ 506	$ 645	$ —	$ 645	6%	1.3x	3%	1.2x
Asia Realty II	2010	616	602	1,071	—	1,071	24%	1.8x	16%	1.6x
Asia Realty III	2015	847	851	973	257	1,230	14%	1.5x	9%	1.3x
Asia Realty IV	2018	1,315	1,255	935	953	1,888	19%	1.5x	13%	1.4x
Asia Realty V	2022	2,007	399	18	429	447	34%	1.1x	(11%)	0.9x
Asia Realty		*5,311*	*3,613*	*3,642*	*1,639*	*5,281*	*13%*	*1.5x*	*9%*	*1.3x*
Japan Value										
Japan Value[13]	2023	417	60	—	60	60	NM	NM	NM	NM
Japan Value		*417*	*60*	*—*	*60*	*60*	*NM*	*NM*	*NM*	*NM*
Europe Real Estate										
Europe Realty I	2014	570	1,186	1,710	16	1,726	24%	2.0x	17%	1.7x
Europe Realty II	2017	843	1,673	1,493	777	2,270	11%	1.5x	8%	1.4x
Europe Realty III[14]	2019	1,515	1,833	589	1,328	1,917	15%	1.3x	9%	1.2x
Europe Realty IV[14]	2023	1,163	47	—	46	46	NM	NM	NM	NM
Europe Realty		*4,091*	*4,739*	*3,792*	*2,167*	*5,959*	*17%*	*1.6x*	*12%*	*1.4x*
Net Lease										
Net Lease Realty I	2006	159	209	457	—	457	18%	2.4x	14%	2.2x
Net Lease Realty II	2010	559	1,060	1,854	—	1,854	16%	2.4x	11%	2.0x
Net Lease Realty III	2013	1,026	2,356	2,231	1,006	3,237	12%	1.9x	8%	1.5x
Net Lease Realty IV	2019	997	1,835	1,164	881	2,045	10%	1.2x	6%	1.1x
Net Lease Realty V		147	—	—	—	—	NM	NM	NM	NM
Net Lease		*$ 2,888*	*$ 5,460*	*$ 5,706*	*$ 1,887*	*$ 7,593*	*15%*	*1.8x*	*10%*	*1.5x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 32

TPG | 33 Significant Perpetual Funds These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm’s CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages. ($ in millions, as of 3/31/24) Vintage AUM Total Fund Year(1) Return(10) Platform: Market Solutions TPEP Long/Short(15) 2013 $ 1,942 168% TPEP Long Only(16) 2013 1,347 43% Platform: TPG Angelo Gordon Credit Solutions Corporate Credit Opportunities(17) 1988 313 10% Structured Credit & Specialty Finance MVP Fund(18) 2009 5,730 12% Middle Market Direct Lending TCAP(19) 2022 1,912 9% MMDL Evergreen 2022 802 9% Multi-Strategy Super Fund(18) 1993 $ 872 9%

TPG | 34 Fund Performance Metrics Notes “NM” signifies that the relevant data would not be meaningful. Performance metrics are generally deemed “NM” when, among other reasons, there has been limited time since initial investment. Performance metrics generally exclude amounts attributable to the fund’s general partner, its affiliated entities and “friends-of-the-firm” entities that generally pay no or reduced management fees and performance allocations. These metrics also represent an average of returns for all included investors and do not necessarily reflect the actual return of any particular investor. Amounts shown are in U.S. dollars. Unless otherwise noted, when an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, (ii) Unrealized Value is calculated using the exchange rate at the period end and (iii) Realized Value reflects actual U.S. dollar proceeds to the fund. 1) Vintage Year represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). For platforms other than TPG Angelo Gordon, for consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 represents the year of such fund’s initial closing. 2) Capital Committed represents the amount of inception to date commitments a particular fund has received. Certain of our newer vintage funds are actively fundraising and capital committed is subject to change. 3) Capital Invested represents cash outlays by the fund for its investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility. For TPG AG Credit funds, Capital Invested represents inception-to-date investor contributed capital net of returned contributions, excluding borrowings under the fund’s credit facility. 4) Realized Value represents total cash received or earned by the fund in respect of such investment or investments through the period end, including all interest, dividends and other proceeds. For TPG AG Credit funds, Realized Value represents inception-to-date capital distributed by the fund, including any performance distributions net of recalled distributions, if any. 5) Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the period end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment. Unrealized Value, with respect to TPG AG Credit funds, represents the ending NAV for such fund, which is the period end ending capital balances of the investors and general partner. Valuations entail a degree of subjectivity, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the period end. 6) Total Value is the sum of Realized Value and Unrealized Value of investments. 7) Gross IRR and Gross MoM represent investment level performance by the fund and incorporates the impact of fund level credit facilities, to the extent utilized by the fund. Gross IRR and Gross MoM are calculated by adjusting Net IRR and Net MoM to generally approximate investor performance metrics excluding management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. Gross IRR and Gross MoM for TPG AG Credit funds are calculated at the fund level and do not consider the impact of credit facilities and exclude fund expenses. 8) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the period end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. 9) Net MoM represents the multiple-of-money on contributions to the fund by investors. Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the period end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). 10) Total Return represents net performance data for investors (excluding certain classes/series with special fee arrangements), net of all expenses including actual quarterly management fees payable by the fund and the accrual of carried interest to the general partner. 11) Unless otherwise specified, the fund performance information presented above for certain funds is, due to the nature of their strategy, as of December 31, 2023.

TPG | 35 Fund Performance Metrics Notes (Cont’d) 12) Each Middle Market Direct Lending fund is comprised of four vehicles: onshore levered, onshore unlevered, offshore levered and offshore unlevered. Capital Committed, Capital Invested, Realized Value, Unrealized Value and Total Value for each fund are presented on a consolidated basis across the four vehicles. Performance metrics are presented only for the onshore levered vehicle of each fund. The Net IRRs and Net MoMs for TPG AG Middle Market Direct Lending funds on a consolidated basis were: (i) for the onshore unlevered vehicles, 7% and 1.3x, (ii) for the offshore levered vehicles, 10% and 1.3x and (iii) for the offshore unlevered vehicles, 7% and 1.2x. 13) Japanese-Yen denominated fund. Commitments, Capital Invested and Realized Value are calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. 14) Includes Euro denominated fund entity with Commitments, Capital Invested and Realized Value calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. Performance metrics only reflects capital committed in U.S. dollars, which represents the majority of capital committed to each fund. Net IRR and Net MoM were: (i) for the euro-denominated vehicle of Europe Realty III, 8% and 1.2x and (ii) for the euro-denominated vehicle of Europe Realty IV, NM and NM. 15) These performance estimates represent the composite performance of TPG Public Equity Partners, LP and TPG Public Equity Partners Master Fund, L.P., adjusted as described below. The performance estimates are based on an investment in TPG Public Equity Partners, LP made on September 1, 2013, the date of TPEP’s inception, with the performance estimates for the period from January 1, 2016 to present being based on an investment in TPG Public Equity Partners Master Fund, L.P. made through TPG Public Equity Partners-A, L.P., the “onshore feeder.” As of March 31, 2024, TPEP Long/Short had estimated inception-to-date gross returns of 168% and net returns of 122%. Gross performance figures (i) are presented after any investment-related expenses, net interest, other expenses and the reinvestment of dividends; (ii) include any gains or losses from “new issue” securities; and (iii) are adjusted for illustration purposes to reflect the reduction of a hypothetical 1.5% annual management fee. 16) These performance estimates represent performance for TPEP Long Only and are based on an investment in TPEP Long Only made on May 1, 2019, the date of TPEP Long Only’s inception, through TPG Public Equity Partners Long Opportunities-A, L.P., the “onshore feeder.” As of March 31, 2024, TPEP Long Only had estimated inception-to-date gross returns of 43% and net returns of 43%. Gross performance figures are presented after any investment-related expenses, a 1% annual management fee, net interest, other expenses and the reinvestment of dividends, and include any gains or losses from “new issue” securities. 17) Total Return includes onshore investors participating directly through the master fund and investors through the offshore vehicle. Total Return for the offshore vehicle was 4%. 18) Total Returns for onshore funds only. Total Returns for the offshore vehicles were: (i) for the MVP Fund, 11% and (ii) for the Super Fund, 8%. 19) TCAP launched on January 1, 2023. Total Return includes AGTB Private BDC, which commenced operations on May 10, 2022 and merged with TCAP on January 1, 2023. Total Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Inception-to-date figures for Class I, Class D, and Class S shares use the initial offering price per share as the beginning NAV. Total Return presented is for Class I and is prior to the impact of any potential upfront placement fees. An investment in TCAP is subject to a maximum upfront placement fee of 1.5% for Class D and 3.5% for Class S, which would reduce the amount of capital available for investment, if applicable. There are no upfront placement fees for Class I shares. Total Return has been annualized for periods less than or greater than one year. On July 28, 2023, TCAP completed its merger with AGTB where TCAP paid cash consideration for each share of common stock of AGTB. TCAP will continue as the surviving company. At the completion of the merger, AGTB’s final Net IRR was 6.1%.

GAAP Statements of Operations Expanded (Unaudited)

($ in thousands)	1Q'23	2Q'23	3Q'23	4Q'23	1Q'24	1Q'24 LTM
Revenues						
Fees and other	$ 311,471	$ 327,103	$ 366,149	$ 529,903	$ 512,295	$ 1,735,450
Capital allocation-based income (loss)	331,674	276,171	(205,794)	453,234	311,776	835,387
Total revenues	**643,145**	**603,274**	**160,355**	**983,137**	**824,071**	**2,570,837**
Expenses						
Compensation and benefits:						
Cash-based compensation and benefits	120,451	115,667	123,160	188,099	206,336	633,262
Equity-based compensation	157,293	155,166	136,650	205,813	227,908	725,537
Performance allocation compensation	221,341	172,077	(120,770)	319,028	196,434	566,769
Total compensation and benefits	499,085	442,910	139,040	712,940	630,678	1,925,568
General, administrative and other	104,873	104,544	101,596	171,561	151,632	529,333
Depreciation and amortization	8,222	8,304	7,701	23,446	32,965	72,416
Interest expense	7,418	8,518	7,792	14,800	21,122	52,232
Expenses of consolidated Public SPACs	519	453	81	—	—	534
Total expenses	**620,117**	**564,729**	**256,210**	**922,747**	**836,397**	**2,580,083**
Investment income (loss)						
Net gains (losses) from investment activities	14,816	846	(4,203)	(4,895)	(5,198)	(13,450)
Interest, dividends and other	7,971	9,983	10,994	13,674	12,904	47,555
Investment and other income of consolidated Public SPACs	1,962	3,801	2,596	—	—	6,397
Total investment income	**24,749**	**14,630**	**9,387**	**8,779**	**7,706**	**40,502**
Income (loss) before income taxes	**47,777**	**53,175**	**(86,468)**	**69,169**	**(4,620)**	**31,256**
Income tax expense	12,103	13,164	8,244	26,757	4,386	52,551
Net income (loss)	**35,674**	**40,011**	**(94,712)**	**42,412**	**(9,006)**	**(21,295)**
Net income attributable to redeemable equity in Public SPACs	1,529	5,367	5,148	—	—	10,515
Net income (loss) attributable to non-controlling interests in TPG Operating Group	(25,492)	(25,306)	(49,556)	7,943	(55,037)	(121,956)
Net income (loss) attributable to other non-controlling interests	34,582	32,755	(64,971)	21,296	30,512	19,592
Net income attributable to TPG Inc.	**$ 25,055**	**$ 27,195**	**$ 14,667**	**$ 13,173**	**$ 15,519**	**$ 70,554**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.

TPG | 36

Non-GAAP Financial Measures Expanded

($ in thousands)	1Q'23	2Q'23	3Q'23	4Q'23	1Q'24	1Q'24 LTM
Fee-Related Revenues						
Management fees	$ 247,998	$ 256,612	$ 278,503	$ 395,608	$ 402,684	$ 1,333,407
Fee-related performance revenues	—	—	—	1,642	3,875	5,517
Transaction, monitoring and other fees, net	4,672	16,864	30,892	55,285	34,155	137,196
Other income	12,783	12,256	11,947	12,192	10,494	46,889
Fee-Related Revenues	**265,453**	**285,733**	**321,342**	**464,727**	**451,208**	**1,523,010**
Fee-Related Expenses						
Cash-based compensation and benefits, net	100,155	95,888	99,605	156,622	181,683	533,798
Fee-related performance compensation	—	—	—	1,401	1,938	3,339
Operating expenses, net	66,014	64,415	65,670	81,153	85,216	296,454
Fee-Related Expenses	**166,169**	**160,303**	**165,275**	**239,176**	**268,837**	**833,591**
Fee-Related Earnings	**99,284**	**125,430**	**156,067**	**225,551**	**182,371**	**689,419**
Realized performance allocations, net	5,025	6,630	43,376	18,996	31,552	100,554
Realized investment income and other, net	(5,175)	(22,762)	5,672	(24,976)	(9,315)	(51,381)
Depreciation expense	(1,131)	(1,213)	(1,235)	(3,010)	(5,615)	(11,073)
Interest expense, net	(1,033)	816	2,706	(1,088)	(9,987)	(7,553)
Distributable Earnings	**96,970**	**108,901**	**206,586**	**215,473**	**189,006**	**719,966**
Income taxes	(9,128)	(12,662)	(11,007)	(9,826)	(8,381)	(41,876)
After-Tax Distributable Earnings	**$ 87,842**	**$ 96,240**	**$ 195,579**	**$ 205,647**	**$ 180,625**	**$ 678,091**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.
See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.

TPG | 37

Reconciliations and Disclosures

GAAP to Non-GAAP Financial Measures Reconciliation

($ in thousands)	1Q'23	2Q'23	3Q'23	4Q'23	1Q'24	1Q'24 LTM
GAAP Revenue	**$ 643,145**	**$ 603,274**	**$ 160,355**	**$ 983,137**	**$ 824,071**	**$ 2,570,837**
Capital-allocation based income	(331,674)	(276,171)	205,794	(453,234)	(311,776)	(835,387)
Expense reimbursements	(44,249)	(40,105)	(44,050)	(57,150)	(45,667)	(186,972)
Investment (income) loss and other	(1,769)	(1,265)	(757)	(8,026)	(15,420)	(25,468)
Fee-Related Revenues	**$ 265,453**	**$ 285,733**	**$ 321,342**	**$ 464,727**	**$ 451,208**	**$ 1,523,010**
GAAP Expenses	**$ 620,117**	**$ 564,729**	**$ 256,210**	**$ 922,747**	**$ 836,397**	**$ 2,580,083**
Depreciation and amortization expense	(8,222)	(8,304)	(7,701)	(23,446)	(32,965)	(72,416)
Interest expense	(7,418)	(8,518)	(7,792)	(14,800)	(21,122)	(52,232)
Expenses related to consolidated TPG Funds and Public SPACs	(519)	(453)	(81)	—	—	(534)
Expense reimbursements	(44,249)	(40,105)	(44,050)	(57,150)	(45,667)	(186,972)
Performance allocation compensation	(221,341)	(172,077)	120,770	(319,028)	(196,434)	(566,769)
Equity-based compensation	(157,293)	(155,166)	(136,650)	(205,813)	(227,908)	(725,537)
Acquisition success fees	—	—	—	(20,000)	—	(20,000)
Non-core expenses and other	(14,906)	(19,803)	(15,431)	(43,334)	(43,464)	(122,032)
Fee-Related Expenses	**$ 166,169**	**$ 160,303**	**$ 165,275**	**$ 239,176**	**$ 268,837**	**$ 833,591**

($ in thousands)	1Q'23	2Q'23	3Q'23	4Q'23	1Q'24	1Q'24 LTM
Net (loss) income	**$ 35,674**	**$ 40,011**	**$ (94,712)**	**$ 42,412**	**$ (9,006)**	**$ (21,295)**
Net income attributable to redeemable interests in Public SPACs	(1,529)	(5,367)	(5,148)	—	—	(10,515)
Net income attributable to other non-controlling interests	(34,582)	(32,755)	64,971	(21,296)	(30,512)	(19,592)
Amortization expense	3,538	3,538	2,913	16,979	23,998	47,428
Equity-based compensation	155,706	154,564	137,896	204,648	225,422	722,530
Unrealized performance allocations, net	(66,475)	(50,927)	68,244	(63,092)	(24,481)	(70,256)
Unrealized investment income	(9,350)	(12,655)	27,120	(16,951)	(20,227)	(22,713)
Unrealized loss on derivatives	66	(59)	(66)	—	—	(125)
Income taxes	2,988	797	(3,068)	17,311	(4,178)	10,862
Acquisition success fees	—	—	—	20,000	—	20,000
Non-recurring and other	1,806	(907)	(2,571)	5,636	19,609	21,767
After-tax Distributable Earnings	**87,842**	**96,240**	**195,579**	**205,647**	**180,625**	**678,091**
Income taxes	9,128	12,662	11,007	9,826	8,381	41,876
Distributable Earnings	**96,970**	**108,901**	**206,586**	**215,473**	**189,006**	**719,966**
Realized performance allocations, net	(5,025)	(6,630)	(43,376)	(18,996)	(31,552)	(100,554)
Realized investment income and other, net	5,175	22,762	(5,672)	24,976	9,315	51,381
Depreciation expense	1,131	1,213	1,235	3,010	5,615	11,073
Interest expense, net	1,033	(816)	(2,706)	1,088	9,987	7,553
Fee-Related Earnings	**$ 99,284**	**$ 125,430**	**$ 156,067**	**$ 225,551**	**$ 182,371**	**$ 689,419**

TPG | 39

TPG | 40 GAAP to Non-GAAP Balance Sheet Reconciliation ($ in thousands) 4Q’23 1Q’24 Total GAAP Assets $ 9,369,672 $ 9,939,449 Impact of other consolidated entities Cash and cash equivalents (559,708) (799,833) Due from affiliates (346,910) (20,053) Investments (4,954,855) (5,019,305) Intangible assets and goodwill (77,688) (74,135) Other assets (285,406) (450,324) Subtotal for other consolidated entities (6,224,567) (6,363,650) Reclassification adjustments Restricted cash (13,183) (13,327) Due from affiliates (72,067) (258,056) Investments (1,769,257) (1,815,504) Net accrued performance 891,455 914,518 Investments in funds 877,802 900,986 Other assets 502,419 606,916 Subtotal for reclassification adjustments 417,169 335,533 Total Book Assets $ 3,562,274 $ 3,911,332 ($ in thousands) 4Q’23 1Q’24 Total GAAP Liabilities $ 6,008,538 $ 6,643,131 Impact of other consolidated entities Accounts payable and accrued expenses (167,235) (267,630) Due to affiliates (137,479) (208,246) Accrued performance allocation compensation (4,096,052) (4,144,452) Other liabilities (377,727) (375,680) Subtotal for other consolidated entities (4,778,493) (4,996,008) Reclassification adjustments Accounts payable and accrued expenses 291,586 407,972 Due to affiliates (5,696) (191,847) Other liabilities (274,736) (215,875) Subtotal for reclassification adjustments 11,154 250 Total Book Liabilities $ 1,241,199 $ 1,647,373

TPG | 41 Additional Information Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by our board of directors and, until the Sunset, our Executive Committee to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of our board of directors and, until the Sunset, our Executive Committee and the board of directors and Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and, until the Sunset, our Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this presentation, we disclose non-GAAP financial measures, including Distributable Earnings (“DE”), After-tax DE, Fee-Related Earnings (“FRE”), Fee-Related Earnings Margin (“FRE Margin”), Fee-Related Revenues (“FRR”), and Fee-Related Expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages.

TPG | 42 Definitions Acquisition refers to the Company’s acquisition of Angelo Gordon and certain of its affiliates (collectively, “Angelo Gordon” or “AG,” and after the Acquisition, “TPG Angelo Gordon” or “TPG AG”). After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income taxes. We use it to assess how income tax expense affects amounts available to be distributed to our Class A common stock holders and Common Unit holders. After-tax DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE, it does reflect the impact of income taxes. Income taxes, for purposes of determining After-tax DE, represent the total U.S. GAAP income tax expense adjusted to include only the current tax expense (benefit) calculated on U.S. GAAP net income before income tax and includes the current payable under our Tax Receivable Agreement. Further, the current tax expense (benefit) utilized when determining After-tax DE reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of DE, such as equity-based compensation charges. We believe that including the amount currently payable under the Tax Receivable Agreement and utilizing the current income tax expense (benefit), as described above, when determining After-tax DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders. Assets Under Management (“AUM”) represents the sum of: i) fair value of the investments and financial instruments held by our private equity, credit and real estate funds (including fund-level asset-related leverage), other than as described below, as well as related co-investment vehicles managed or advised by us, plus the capital that we are entitled to call from investors in those funds and vehicles, pursuant to the terms of their respective capital commitments, net of outstanding leverage associated with subscription-related credit facilities, and including capital commitments to funds that have yet to commence their investment periods; ii) the gross amount of assets (including leverage where applicable) for our real estate investment trusts and BDCs; iii) the net asset value of certain of our hedge funds; iv) the aggregate par amount of collateral assets, including principal cash, for our collateralized loan obligation vehicles; and v) IPO proceeds held in trust, excluding interest, as well as forward purchase agreements and proceeds associated with the private investment in public equity related to our Public SPACs upon the consummation of a business combination. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds that we manage, or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG’s funds and co-investment vehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. AUM Subject to Fee Earning Growth represents capital commitments that when deployed have the ability to grow our fees through earning new management fees (AUM Not Yet Earning Fees) or when management fees can be charged at a higher rate as capital is invested or for certain funds as management fee rates increase during the life of a fund (FAUM Subject to Step- Up). Available capital is the aggregate amount of unfunded capital commitments and recallable distributions that partners have committed to our funds and co-investment vehicles to fund future investments, as well as IPO and forward purchase agreement proceeds associated with our Public SPACs, and private investment in public equity commitments by investors upon the consummation of a business combination associated with our Public SPACs. Available capital is reduced for investments completed using fund-level subscription-related credit facilities. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by our investment funds, co-investment vehicles, and CLOs, as well as SPACs in conjunction with the completion of a business combination and increases in gross assets of certain perpetual funds. It excludes certain hedge fund activity, but includes investments made using investment financing arrangements like credit facilities, as applicable. We believe this measure is useful to investors as it measures capital deployment across the firm. Capital raised is the aggregate amount of subscriptions and capital raised by our investment funds and co-investment vehicles during a given period, as well as the senior and subordinated notes issued through our CLOs and equity raised through our perpetual vehicles. We believe this measure is useful to investors as it measures access to capital across TPG and our ability to grow our management fee base. Catch-up fees, also known as out of period management fees, represent fees paid in any given period that are related to a prior period, usually due to a new limited partner coming into a fund in a subsequent close.

TPG | 43 Definitions (Cont’d) Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable U.S. GAAP measure of net income. DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include: i) unrealized performance allocations and related compensation expense; ii) unrealized investment income; iii) equity-based compensation expense; iv) net income (loss) attributable to non-controlling interests in consolidated entities; or v) certain other items, such as contingent reserves. Excluded Assets refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization (as defined herein), which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests, and (iv) cash. FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested or as a fund reaches a certain point in its life where the fee rate for certain investors increases. FAUM Subject to Step-Up is included within FAUM. Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude: i) realized performance allocations and related compensation expense; ii) realized investment income from investments and financial instruments; iii) net interest (interest expense less interest income); iv) depreciation; v) amortization; and vi) certain non-core income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation-based income. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Fee-Related Earnings margin (“FRE Margin”) is defined as Fee-Related Earnings divided by Fee-Related Revenues. Fee-Related Expenses is a component of FRE. It differs from expenses computed in accordance with U.S. GAAP in that it is net of certain reimbursement arrangements and does not include performance allocation compensation. Fee-related expenses is used in management’s review of the business. Fee-Related Revenues (“FRR”) is a component of FRE. It is comprised of (i) management fees, (ii) fee-related performance revenues, (iii) transaction, monitoring and other fees, net, and (iv) other income. Fee-related performance revenues refers to incentive fees from perpetual capital vehicles that are: (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Fee-related revenue differs from revenue computed in accordance with U.S. GAAP in that it excludes certain reimbursement expense arrangements. Fee Earning AUM (“FAUM”) represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which we are entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in our credit and real estate funds, have different methodologies for calculating management fees that are not based on the fair value of the respective funds’ underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which we earn management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the investment funds and products that we manage. Investment Appreciation / (Depreciation) represents fund appreciation for our private equity and real estate funds and gross returns for our credit funds. IPO refers to our initial public offering of Class A common stock of TPG Inc. that was completed on January 18, 2022. Loan Level Return, with respect to our CLOs, represents gross returns which are presented on a total return basis for invested assets held, excluding any financing costs or operating fees incurred and using a time-weighted return methodology. Returns over multiple periods are calculated by geometrically linking each period’s return over time.

TPG | 44 Definitions (Cont’d) Net accrued performance represents both unrealized and undistributed performance allocations and fee-related performance revenues resulting from our general partner interests in investment funds that we manage. We believe this measure is useful to investors as it provides additional insight into the accrued performance to which the TPG Operating Group Common Unit holders are expected to receive. Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business. Operating profit margin is defined as GAAP net income divided by GAAP total revenue. Performance Eligible AUM refers to the AUM that is currently, or may eventually, produce performance allocations or fee-related performance revenues. All funds for which we are entitled to receive a performance allocation, incentive fee, or fee-related performance revenue are included in Performance Eligible AUM. Performance Generating AUM refers to the AUM of funds we manage that are currently above their respective hurdle rate or preferred return, and profit of such funds are being allocated to, or earned by, us in accordance with the applicable limited partnership agreements or other governing agreements. Realizations represent distributions sourced from proceeds from the disposition of investments and current income, in addition to investment proceeds from Public SPACs in conjunction with the completion of a business combination. RemainCo refers to, collectively, Tarrant Remain Co I, L.P., a Delaware limited partnership, Tarrant Remain Co II, L.P., a Delaware limited partnership, and Tarrant Remain Co III, L.P., a Delaware limited partnership, which owns the Excluded Assets, and Tarrant Remain Co GP LLC, a Delaware limited liability company serving as their general partner. Reorganization refers to the corporate reorganization, which included a corporate conversion of TPG Partners, LLC to a Delaware corporation named TPG Inc., in conjunction with the IPO. Unless the context suggests otherwise, references in this report to “TPG”, “the Company”, “we”, “us” and “our” refer (i) prior to the completion of the Reorganization and IPO to TPG Group Holdings SBS, L.P. and its consolidated subsidiaries and (ii) from and after the completion of the Reorganization and IPO to TPG Inc. and its consolidated subsidiaries. Total participating shares refers to the sum of (i) shares (Class A voting, Class A non-voting and TPG Operating Group Common Units) and (ii) share-based payment awards with non- forfeitable rights to dividends that benefit from the distribution of profits from TPG Operating Group at the end of any given period. This does not include shares or restricted stock units (i) whose dividends accrue to be paid on vesting or (ii) which do not participate in dividends. TPG Operating Group refers to TPG Operating Group I, L.P., TPG Operating Group II, L.P. and TPG Operating Group III, L.P. TPG Partner Holdings refers to TPG Partner Holdings, L.P., a Delaware limited partnership, which is a TPG Partner Vehicle that indirectly owns substantially all of the economic interests of TPG Group Holdings, a TPG Partner Vehicle.